                                                                   Exhibit 4.1


                                  MTS, INCORPORATED

                                     $110,000,000

                      9 3/8% Senior Subordinated Notes due 2005

                                  PURCHASE AGREEMENT
                               ------------------

                                                                  April 20, 1998

CHASE SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

c/o CHASE SECURITIES INC.
270 Park Avenue, 4th floor
New York, New York  10017

Ladies and Gentlemen:

          MTS, INCORPORATED (the "COMPANY"), a California corporation, proposes to issue and sell $110,000,000 aggregate principal amount of its 9 3/8% Senior Subordinated Notes due 2005 (the "SECURITIES"). The Securities will be issued pursuant to an Indenture to be dated as of April 23, 1998 (the "INDENTURE") between the Company and State Street Bank and Trust of California, N.A., as trustee (the "TRUSTEE"). The Company hereby confirms its agreement with Chase Securities Inc. ("CSI") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "INITIAL PURCHASERS") concerning the purchase of the Securities by the Initial Purchasers.

          The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance upon exemptions therefrom. The Company has prepared a preliminary offering memorandum dated April 3, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and an offering memorandum dated the date hereof (the "FINAL OFFERING MEMORANDUM") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Final Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Final Offering Memorandum shall be deemed to in-clude all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

          Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as ANNEX A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") registering an issue of senior subordinated notes of the Company (the "EXCHANGE SECURITIES") which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions or liquidated damages) and (ii) under certain limited circumstances, a shelf registration statement with respect to the resale of the Securities pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT").

          As described in the Offering Memorandum, the Securities are being offered in connection with Recapitalization (as defined below) of the Company. As part of the Recapitalization, the Company will refinance indebtedness under its existing credit facility and certain other existing indebtedness through the establishment by the Company of a new credit facility under a Credit Agreement with certain financial institutions (the "NEW CREDIT FACILITY"). In addition, as part of the Recapitalization, the Company will consummate the Reorganization (the "REORGANIZATION, together with the New Credit Facility, the "RECAPITALIZATION"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Final Offering Memorandum.

          1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with, the Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

         (a) Each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its date, did not, and on the Closing Date the Final Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein (the "INITIAL PURCHASERS' INFORMATION").

         (b) Each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act; and the Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Final Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

         (d)   The Company and each of the Subsidiaries (as defined in paragraph
     (e) below) have been duly incorporated or organized, as the case may be, and are validly existing as corporations or limited liability companies, as the case may be, in good standing (to the extent applicable to foreign subsidiaries) under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business as foreign corporations or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses require such qualification and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (e) As of the dates set forth therein, the Company had the authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The entities listed on SCHEDULE 2 hereto are the only subsidiaries, direct and indirect of the Company, other than inactive and immaterial subsidiaries (collectively, the "SUBSIDIARIES"). All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. There were no material (i) options, war-

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                                         -4-
     rants or other rights to purchase, (ii) agreements or other obligations of the Company to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding.

         (f) The Company has all requisite power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement, the Securities, and the New Credit Facility (collectively, the "TRANSACTION DOCUMENTS") and to perform its obligations hereunder and thereunder; and all corporate action required to be taken by the Company for the due authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly taken.

         (g) This Agreement has been duly authorized, executed and delivered by the Company.

         (h) The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) such enforceability may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (ii) the enforceability of rights to indemnification and contribution thereunder may be limited by federal or state securities laws or regulations or the public policy underlying such laws or regulations.

         (i) The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (j) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company entitled to the benefits of the

     Indenture, enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (k) The Exchange Securities have been duly authorized by the Company and, when executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement in exchange for the Notes, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (l) As of the Closing Date, the New Credit Facility will be duly authorized, executed and delivered by the Company and TRKK and constitutes a valid and legally binding agreement of the Company and TRKK, enforceable against the Company and TRKK in accordance with its terms.

         (m) All corporate and other actions necessary to effect the Reorganization have been taken by the Company and each of the other Persons that are parties to the agreements, documents, instruments and certificates that are required to consummate the Reorganization (collectively, the "REORGANIZATION DOCUMENTS"); and each of the Reorganization Documents has been duly executed and delivered by each of the parties thereto and constitute the valid and binding obligations of the parties thereto, enforceable in accordance with their terms, except to the extent that such enforceability may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (n) The Recapitalization conforms in all material respects to the description thereof contained in the Final Offering Memorandum.

         (o) Each Transaction Document conforms in all material respects to the description thereof contained in the Final Offering Memorandum.

         (p) The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and each of the Reorganization Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents and the Reorganization Documents do not and will not (i) conflict with or result in a breach or violation of any of the terms or the provisions of, or constitute a default under, or, with notice or lapse of time or both, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject or (ii) result in any violation of the provisions of (a) the charter or by-laws or similar organizational documents of the Company or (b) any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except, in the case of clauses (i) and (ii)(b) above, for any such event, conflict, breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect or affect the ability of the Company to enter into each of the Transaction Documents and the Reorganization Documents and consummate each of the transactions contemplated thereby; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of each of the Transaction Documents and the Reorganization Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents and the Reorganization Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (a) which shall have been obtained or made prior to the Closing Date, (b) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement or (c) which would not, individually or in the aggregate, have a Material Adverse Effect.

         (q) Coopers & Lybrand L.L.P. is an independent certified public accountant with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder. The historical financial statements (including the related notes) contained in the Final Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting sched-ules are omitted); such historical financial statements have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied throughout the periods covered thereby and present, in all material respects, the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the historical financial information contained in the Final Offering Memorandum under the headings "Summary -- Summary Historical and Pro Forma Consolidated Financial Information", "Selected Historical and Pro Forma Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" is derived from the accounting records of the entities purported to be covered thereby and fairly presents in all material respects the information purported to be shown thereby. The pro forma financial statements contained in the Final Offering Memorandum have been prepared on a basis consistent with the historical financial statements contained in the Final Offering Memorandum (except for the pro forma adjustments specified therein), include all material adjustments to the historical financial statements required by Rule 11-02 of Regulation S-X under the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to reflect the transactions described in the Final Offering Memorandum, and are based on good faith estimates and assumptions believed by the Company to be reasonable and the adjustments used therein are appropriate to give effect to the transactions described in the Final Offering Memorandum (including the transactions contemplated by the Transaction Documents and the Reorganization Documents). The other historical financial and operating and other financial data included in the Final Offering Memorandum fairly present, in all material respects, the information purported to be shown thereby.

         (r) There are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to prevent or adversely affect the issuance of the Securities or challenge the validity or enforceability of any of the Transaction Documents or the Reorganization Documents or any action taken or to be taken pursuant to the Transaction and the Transaction Documents or the Reorganization Documents; and, to the best knowledge of the Company, no such proceedings are overtly threatened or contemplated by governmental authorities or threatened by others.

         (s) Neither the Company nor any of the Subsidiaries is (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or ob-servance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject except for any such default which would not, individually or in the aggregate with all other such defaults, have a Material Adverse Effect or (iii) in violation of any law, ordinance, governmental rule or regulation or any order, judgment or decree to which it or its property or assets may be subject, except for such violation which would not, individually or in the aggregate, have a Material Adverse Effect.

         (t) To the best knowledge of the Company, no action has been taken and no statute, rule, regulation, injunction or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; to the best knowledge of the Company, no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Final Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or the Reorganization Documents or any action taken or to be taken pursuant to the Transaction and the Transaction Documents or the Reorganization Documents; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum or the Final Offering Memorandum.

         (u) The Company and the Subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Final Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

         (v) The Company and each of the Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon (except such as are being contested in good faith), and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company or any of the Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

         (w) Neither the Company nor any of the Subsidiaries is an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and the rules and regulations of the Commission thereunder.

         (x) The Company and the Subsidiaries maintain reasonably adequate insurance covering their respective properties, operations, personnel and businesses.

         (y) The Company and the Subsidiaries own or possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) materially necessary for the conduct of their respective businesses; and the Company and the Subsidiaries have not received any notice of any infringement of or claim or conflict with, any such rights of others except for any such infringement, claim or conflict which, individually or in the aggregate with all other such defaults could not reasonably be expected to have a Material Adverse Effect.

         (z) The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property described as being owned by them in the Final Offering Memorandum, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title other than (i) liens, encumbrances and claims securing the New Credit Facility or which are otherwise permitted under the Indenture or (ii) liens, encumbrances, claims and defects and imperfections of title that (a) are described in the Final Offering Memorandum or (b) do not materially interfere with the use made of such property or could not reasonably be expected to have a Material Adverse Effect.

         (aa) No labor disturbance by or dispute with the employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened; there is no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations boards, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any or the Subsidiaries or, to the best knowledge of the Company, threatened against any of them except those which could not reasonably be expected to have a Material Adverse Effect.

         (bb) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of the Subsidiaries, or any entity that together with the Company or any Subsidiary is treated as a single employer under Section 414 (b), (c), (m) or (e) of the Code, which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of the Subsidiaries have not incurred and do not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of the Subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to have a Material Adverse Effect.

         (cc) Except as would not individually or in the aggregate have a Material Adverse Effect, (A) each of the Company and each Subsidiary is in material compliance with all applicable Environmental Laws, (B) each of the Company and each Subsidiary has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company or any Subsidiary, and (D) there are no conditions with respect to any property or operations of the Company or any Subsidiary that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any Subsidiary.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdictions) federal, state, provincial, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative inter-pretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

         (dd) Neither the Company, any of the Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (ee) Prior to and immediately after the closing of the transactions contemplated herein, the Company will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to the Company, at a particular time, that at such time (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) the Company has not incurred and is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and does not intend to engage in any business or transaction, for which its property would constitute unreasonably small capital. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         (ff) Neither the Company nor any of the Subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any in-debtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

         (gg) Neither the Company nor any of its respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")) ("AFFILIATES") has, directly or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act or (ii) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or has solicited offers for, or has offered and sold, the Securities in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (hh) There are no holders of securities of the Company who, by reason of the execution by the Company of any of the Transaction Documents or the Reorganization Documents, or the consummation of the transactions contemplated therein (except as contemplated by the Registration Rights Agreement), have the right to request or demand that the Company register under the Securities Act any securities held by them.

         (ii) The statistical and market-related data included in the Final Offering Memorandum are based on or derived from sources which the Company believes to be reliable.

         (jj) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, the Company nor any of its respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")) ("AFFILIATES") has, directly or through any authorized agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act or (ii) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or has solicited offers for, or has offered and sold, the Securities in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (kk) There are no securities of the Company registered under the Exchange Act, listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

         (ll) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

         (mm) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (nn) Since the date as of which information is given in the Final Offering Memorandum, except as otherwise expressly stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), or in the results of operations, affairs, management or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) neither the Company nor any Subsidiary has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company and the Subsidiaries, or any distribution of any kind declared, paid or made by the Company or any of the Subsidiaries on any class of its capital stock.

          2. PURCHASE AND RESALE OF THE SECURITIES. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchasers and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amount of Securities set forth opposite the names of such Initial Purchasers on Schedule II hereto at a purchase price equal to 97% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

          (b) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees with the Company that
(i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("QUALIFIED INSTITUTIONAL BUYERS"), as defined in Rule 144A under the Securities Act ("RULE 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and
(B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("REGULATION S").

          (c) The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of the Initial Purchasers and that any such affiliate may sell Securities purchased by it to the Initial Purchasers.

          (d) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

          (i) The Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, "U.S. persons" (as defined in Regulation S under the Securities Act) except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

          (ii) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

          (iii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any "directed selling efforts" (as defined in Rule 144A) with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

          (iv) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

          3. DELIVERY OF AND PAYMENT FOR THE SECURITIES. (a) Delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on April [ ], 1998, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "CLOSING DATE").

          (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as CSI on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

          4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the Initial Purchasers:

        (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Final Offering Memorandum untrue and which requires the making of any additions to or changes in the Final Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Final Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Final Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

         (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Final Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;


         (c) prior to making any amendment or supplement to the Final Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review unless the Company is advised by counsel that such amendment or supplement is legally required;

         (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur, information shall become known or a condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, to promptly prepare (subject to Section 4(c) above) such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Final Offering Memorandum, as so amended or supplemented, will comply with applicable law;

         (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities, upon request of such holders, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

         (f) for so long as the Securities are outstanding and, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

         (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not currently so qualified or to file a general consent to service of process in any jurisdiction;

         (h) to assist the Initial Purchasers in arranging for the Securities to be designated Portal Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the Portal Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

         (i) not to, and to cause its Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

         (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its Affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Final Offering Memorandum;

         (k) for a period of 180 days from the date of the Final Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company (other than the Securities) without the prior written consent of the Initial Purchasers other than the Exchange Securities and the Private Exchange Securities (as defined in the Registration Rights Agreement), if any;

         (l) until consummation of the Exchange Offer, without the prior written consent of the Initial Purchasers, not to, and not permit any of its Affiliates to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its respective Affiliates and resold in a transaction registered under the Securities Act;

         (m) in connection with the offering of the Securities, until CSI on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

         (n) to do and perform all things required to be done and performed by it under this Agreement and the Registration Rights Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

         (o) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition (financial or otherwise) or earnings, business affairs or busi-ness prospects (except for routine communications in the ordinary course of business and consistent with the past practices of the Company), without the prior written consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is reasonably necessary or advisable;

         (p) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

         (q) to furnish to the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Final Offering Memorandum signed by the accountants rendering such report;

         (r) not to take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have resulted in a default or an event of default as defined under the Indenture;

         (s) not to take any action prior to the Closing Date which would require the Final Offering Memorandum to be amended or supplemented pursuant to Section 4(d);

         (t) to apply the net proceeds from the sale of the Securities as set forth in the Final Offering Memorandum under the heading "Use of Proceeds;" and

         (u) to effect the merger of T. R. Services, Incorporated, a California Corporation, with and into the Company on or before July 21, 1998.

          5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its respective officers made in any certificates delivered pursuant hereto, to the performance by the Company of its respective obligations hereunder and to each of the following additional terms and conditions:

         (a) The Final Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities shall have been issued by the Commission and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

         (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Final Offering Memorandum or any amendment or supplement thereto contains an untrue statement (other than with respect to information supplied by the Initial Purchasers) of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Final Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby (including any agreements or documents executed and delivered in connection therewith), shall be reasonably satisfactory in all material respects to the Initial Purchasers, and the Company shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

         (d) Wilson Sonsini Goodrich & Rosati, Professional Corporation shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in ANNEX B hereto and Japanese counsel to TRKK shall have furnished to the Initial Purchasers their written opinion, as counsel to TRKK, addressed to the Initial Purchasers and dated the Closing Date, substantially to the effect set forth in Annex C hereto.

         (e) The Initial Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (f) The Report of Independent Accountants which appears with a qualifying footnote regarding the Reorganization on page F-2 of the Preliminary Offering Memorandum shall be delivered without such footnote and shall appear without such footnote in the Final Offering Memorandum.

         (g) The Company shall have furnished to the Initial Purchasers an initial comfort letter (the "INITIAL COMFORT LETTER") of Coopers & Lybrand L.L.P., addressed to the Initial Purchasers and dated the date hereof, in form and substance previously approved by the Initial Purchasers.

         (h) The Company shall have furnished to the Initial Purchasers a letter (the "BRING-DOWN COMFORT LETTER") of Coopers & Lybrand L.L.P., addressed to the Initial Purchasers and dated the Closing Date, (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Comfort Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Comfort Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Comfort Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Comfort Letter.

         (i) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (A) such officers have carefully examined the Final Offering Memorandum, (B) in their opinion, the Final Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Final Offering Memorandum so that the Final Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Final Offering Memorandum, there has been no material adverse change in the financial position or results of operations of the Company or any of the Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole, except as expressly set forth in the Final Offering Memorandum.

         (j) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company.

         (k) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

         (l)   If any event shall have occurred that requires the Company under
     Section 4(d) to prepare an amendment or supplement to the Final Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

         (m) The Securities shall have been approved by the NASD for trading in The Portal Market.

         (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Final Offering Memorandum (exclusive of any amendment or supplement thereto), other than as contemplated by the Final Offering Memorandum, there shall not have been any material decrease in the capital stock or material increase in the long-term debt (other than borrowings under the New Credit Facility in the ordinary course of business) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, results of operations or business prospects of the Company and the Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of CSI, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in this Agreement and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

         (o) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

         (p) No action shall have been taken by and no statute, rule, regulation or order shall have been enacted, adopted or issued by, any governmental agency or body which would, as of the Closing Date, prevent the issuance, sale or resale of the Securities in the manner contemplated by the Final Offering Memorandum; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance, sale or resale of the Securities in the manner contemplated by the Final Offering Memorandum.

         (q)   Subsequent to the execution and delivery of this Agreement,
     (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and
     (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Company's other debt securities or preferred stock.

         (r) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or
     (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of clauses (iii) and
     (iv), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          6. TERMINATION. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and re-ceived by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(n), (o), (p), (q) or (r) shall have occurred and be continuing.

          7. DEFAULTING INITIAL PURCHASERS. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchaser may make arrangements for the purchase of the Securities which such defaulting Purchaser agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Initial Purchaser, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9, 10, 14 and 17 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

          (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default. If other persons agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchaser or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the reasonable opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to reasonably promptly prepare any amendment or supplement to the Final Offering Memorandum that effects any such changes.

          8. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 6 (except in the case of a failure of the condition specified in Section 5(o), 5(p) or 5(r)), (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers for any reason or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities.

          9. INDEMNIFICATION. (a) The Company shall indemnify and hold harmless each Initial Purchaser, their affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an "INITIAL PURCHASERS"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which such Initial Purchasers may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company pursuant to Section 4(d) or (ii) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchasers promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchasers in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; PROVIDED, FURTHER, HOWEVER, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of the Initial Purchasers to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by the Initial Purchasers and any such loss, claim, damage, liability or action of or with respect to the Initial Purchasers results from the fact that both (A) to the extent required by applicable law, a copy of the Final Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and
(B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Final Offering Memorandum, unless, in either case, such failure to deliver the Final Offering Memorandum was a result of non-compliance by the Company with Section 4(b).

          (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its respective affiliates, its respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, referred to for purposes of this Section 9(b) and Section 10 as the "COMPANY"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Company promptly upon demand for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of such claim or the commencement of such action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that the indemnifying party was otherwise unaware of such claim or the commencement of such action and it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; PROVIDED FURTHER, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the in-demnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.

          No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceeding and does not contain an admission of fault or culpability.

          The obligations of the Company and the Initial Purchasers in this
Section 9 and in Section 10 are in addition to any other liability that the Company or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

          10. CONTRIBUTION. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under
Section 9(a) or 9(b) (to the extent contemplated by such Sections), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law or if the indemnified party failed to give notice as required in Section 9(c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement, in each case, as set forth in the table on the cover page of the Final Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, and any other equitable considerations appropriate in the circumstances.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the price at which the aggregate amount of the Securities sold by the Initial Purchasers exceeds the amount of any damages which such Initial Purchasers has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the

Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          12. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Company's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing the Blue Sky memoranda; (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on The Portal Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this Section 12; PROVIDED, HOWEVER, that except as expressly provided in this Section 12 and
Section 8, the Initial Purchasers shall pay their own costs and expenses (including, without limitation, fees and expenses of counsel for the Initial Purchasers).

          13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

          14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: James Casey (telecopier no.:
     (212) 270-0994); or

         (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: DeVaughn Searson (telecopier no.: (916) 373-3006);

PROVIDED, HOWEVER, that any notice to an Initial Purchaser pursuant to
Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          15. DEFINITION OF TERMS. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.


          16. INITIAL PURCHASERS' INFORMATION. The parties hereto acknowledge and agree that for all purposes of this Agreement (including, but not limited to, Section 1(a), Section 9 and Section 10) the Initial Purchasers' information (but only as to such Initial Purchaser) consists solely of the following information in the Preliminary Offering Memorandum and the Final Offering
Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchasers; (ii) the first paragraph on page "i" concerning stabilization activities by the Initial Purchasers; and (iii) the statements concerning the Initial Purchasers contained in the first and second sentence of the third paragraph, the fifth paragraph, the second sentence of the ninth paragraph, the twelfth paragraph and the last paragraph under the heading "Plan of Distribution."

          17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          18. COUNTERPARTS. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          19. AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          20. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                               [Signature Pages Follow]

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Initial Purchasers in accordance with its terms.

                              Very truly yours,

                              MTS, INCORPORATED

                              By:  /s/ DeVaughn D. Searson
                                   -----------------------------
                                   Name:  DeVaughn D. Searson
                                   Title: CFO

CHASE SECURITIES INC.

By:       /s/ James P. Casey
   --------------------------------
         Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

By:          /s/ Jack Mann
   --------------------------------
         Authorized Signatory

Address for notices pursuant to Section 9(c):

270 Park Avenue
New York, New York  10017
Attention:  Legal Department

                                                                      SCHEDULE I

                                     SUBSIDIARIES

CAMPBELL RECORD SALES, INCORPORATED, a California corporation

FRESNO RECORD SALES, INCORPORATED, a California corporation

QUEEN ANNE RECORD SALES, INC., a Washington corporation

SAN DIEGO RECORD SALES, INCORPORATED, a California corporation

STOCKTON RECORD SALES, INCORPORATED, a California corporation

T.R. SERVICES, INCORPORATED, a California corporation

TOWER RECORDS INC. (KABUSHIKI KAISHA), a Japanese corporation

TOWER RECORDS HONG KONG LIMITED, a Hong Kong corporation

TOWER RECORDS CANADA, INC., a Canadian corporation

TOWER RECORDS (SINGAPORE) PTE LTD, a Singapore corporation

TOWER RECORDS (TAIWAN) LTD., a Taiwanese corporation

TOWER RECORDS, LTD, an Irish corporation

                                                                     SCHEDULE II


                                                                  Principal
                                                                  Amount of
Initial Purchasers                                                Securities
------------------                                                ----------

Chase Securities Inc......................................       $ 88,000,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..................................       $ 22,000,000
                                                                 ------------
       Total..............................................       $110,000,000
                                                                 ------------
                                                                 ------------

                                                                         ANNEX A

                       [Form of Registration Rights Agreement]

                                                                         ANNEX B

                     [Form of Opinion of Counsel for the Company]

          We have acted as counsel to MTS, INCORPORATED, a California corporation (the "Company") and Three A's Holdings, L.L.C., a Delaware limited liability company ("Three A's"), in connection with that certain Purchase Agreement, dated April 20, 1998 (the "Purchase Agreement"), among the Company and you pursuant to which you are purchasing from the Company on the date hereof
$100,000,000 aggregate principal amount of the Company's    % Senior
Subordinated Notes due 2005 (the "Securities"). The Securities are being issued pursuant to an indenture, dated as of April __, 1998 (the "Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"). This opinion is being furnished to you pursuant to
Section 5(d) of the Purchase Agreement. Capitalized terms used herein shall have the meanings given to them in the Purchase Agreement unless otherwise defined herein.

          In this regard, we have examined executed originals or copies of the following:

          (a) The Purchase Agreement;

          (b) The Indenture;

          (c) The Registration Rights Agreement;

          (d) The Offering Memorandum of the Company, dated April 20, 1998, relating to the offering of the Securities (the "Final Memorandum");

          (e) Resolutions of the Board of Directors of the Company adopted on April __, 1998;

          (f) Resolutions of the Pricing Committee of the Company adopted on April 20, 1998;

          (g) The Articles of Incorporation, as amended (the "Articles"), and Bylaws of the Company (the "Bylaws"), each as in effect on the date hereof;

          (h) The Operating Agreement of Three A's, as in effect on the date hereof;

          (i) Specimen certificates representing the Securities;

          (j) The certificates of various officers of the Company, Three A's and others delivered to you pursuant to the Purchase Agreement;

          (k) The certificates of certain state authorities and    filing
          officers, copies of which are being delivered to you on the date hereof;

          (l) The other documents delivered by the Company, the Trustee and you on the date hereof;

          (m) The agreements listed on Exhibit A hereto (the "Reviewed Agreements"); and

          (n) Such other records of the Company and such other certificates of public officials, certificates of officers or other representatives of the Company and others as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          The Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities are sometimes referred to collectively herein as the "Agreements."

          With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures (other than those of the Company on the Agreements); (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (d) the legal capacity of natural persons; (e) except as specifically covered in the opinions set forth below, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and that such agreements constitute legal, valid and binding obligations of the parties thereto; and (f) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions. In addition, we have, with your permission, assumed that the representations and warranties as to factual matters made by the Company in the Purchase Agreement and pursuant thereto are true, correct and complete.

          Whenever a statement herein is qualified by the phrase "known to us" or "to our knowledge" or a similar expression, it is intended to indicate that no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys of this firm who have rendered legal services to the Company in connection with the representation described in the first paragraph of this opinion letter. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation or review; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company or its affiliates in this or other matters.

          The opinions set forth below are subject to the following exceptions, qualifications, limitations, comments and additional assumptions:

          A. We express no opinion as to any matter relating to laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, any statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. In this regard, we note that the Agreements purport to be governed by the laws of the State of New York. The opinions expressed herein concerning the validity, binding effect and enforceability of the Agreements are, subject to the limitation set forth in paragraph G below, intended to express our views on those matters as if the substantive law of California were applicable.

          B. We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences; (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles; or (iii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, whether considered in a proceeding in equity or at law.

          C. We express no opinion with respect to the validity, binding nature or enforceability of (i) any vaguely or broadly stated waiver, including without limitation, the waivers of diligence, presentment, demand, protest or notice contained in any Agreement; (ii) any provisions of any Agreements imposing penalties or forfeitures, late payment charges or any increase in interest rate, upon delinquency in payment or the occurrence of a default to the extent they constitute a penalty or forfeiture or are otherwise contrary to public policy; (iii) any provision of the Agreements to the effect that a statement, certificate, determination or record shall be deemed conclusive absent manifest error (or similar effect), including, without limitation, that any such statement, certificate, determination or record shall be prima facie evidence of a fact; or (iv) any provision of the Agreements which provides that notice not actually received may be binding on any party.

          D. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Agreements to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies or that fail-ure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

          E. We express no opinion as to any provision of the Agreements requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

          F. We express no opinion regarding compliance or non-compliance (or the effect thereof) with state securities laws, or the "Blue Sky" laws of any state or other jurisdiction.

          G. Our opinions expressed herein concerning the validity, binding effect and enforceability of the Securities and the Indenture could be limited by the application of the provisions of Article XV of the California Constitution and California statutes related to usury; however, in our view, a California court or a federal court applying California law, to which the issue is properly presented and which follows the cases set forth below, should give effect to the choice of New York law set forth in the Securities and the Indenture and apply New York law and not California law to the issue of usury. California courts have held that the choice of law of the parties to a contract will be respected where the relationship of a party to the contract to another jurisdiction is substantial, except to the extent that any provision of the contract or any applicable provision of the law of the other jurisdiction violates a fundamental policy of the State of California. We note that California courts have held (i) that if one of the parties to the contract is domiciled in the other jurisdiction the relationship to that jurisdiction is sufficiently substantial so as to permit the application of the law of the other jurisdiction to the contract and (ii) that California does not have such a strong public policy against contracts having rates of interest that would be usurious if California law were to apply so as to preclude the application of non-California law to contracts on the issue of usury. URY
     v. JEWELERS ACCEPTANCE CORP., 227 Cal. App.2d 11,20 (1964); See also GAMER
     v. DUPONT GLORE FORGAN, INC., 65 Cal. App.3d 280 (1976). See, also, MENCOR ENTERPRISES, INC. v. HETA EQUITIES CORP., 190 Cal. App.3d 432 (1987).

          H. In rendering the opinions set forth in paragraph 1 below, (i) in order to determine in which states qualification is appropriate, we have relied solely upon a certificate from an officer of the Company that describes the states in which the Company owns or leases property or maintains offices or has employees and (ii) as to the qualification and good standing of the Company, we have relied exclusively on certificates of public officials.

          I. With respect to our opinions set forth in paragraph 13 below, we have assumed, with your permission, that no offers or sales have been made by you within the United States to entities or persons who are not "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act, and that all actions are taken by the Company and by you subsequent to the date hereof (including, without limitation, compliance by the Company with any applicable post-sale Regulation S reporting requirements) as are required to perfect (and no actions are taken by the Company or you subsequent to the date hereof that would disqualify such offers and sales by the Company and you from) the exemptions for the offer and sale of the Securities relied upon under Regulation S and Rule 144A promulgated pursuant to the Securities Act as contemplated by the Purchase Agreement and the Final Memorandum.

          J. Our opinion in paragraph 9 below that the execution, delivery and performance of the Agreements, will not contravene any applicable law, judgment, order or decree or that charters or bylaws of the Company is intended to express our opinion that the execution, delivery and performance by the Company, respectively, of the Agreements are neither prohibited by, nor subject the Company to a fine, penalty or similar sanction that would be materially adverse to the Company and its subsidiaries taken as a whole, under, any law of the State of California or United States federal law or any judgment, law or decree of any California or United States federal governmental entity, body or court that a lawyer in the State of California exercising customary professional diligence would reasonably recognize to be directly applicable to the Company, the sale of the Securities, or both.

          K. In rendering the opinion set forth in paragraph 10 below with respect to the existence of any proceedings pending or threatened against the Company, we have relied solely upon a certificate from an officer of the Company.

          L. We express no opinion as to whether the performance by the Company of its obligation under the Registration Rights Agreement to consummate, under certain circumstances, the Registered Exchange Offer (as defined in the Registration Rights Agreement) while simultaneously undertaking a Private Exchange (as defined in the Registration Rights Agreement) would not constitute a violation of the Securities Act, the rules and regulations promulgated thereunder and the interpretations of the Securities and Exchange Commission thereof.

          M. This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We express no opinion as to the effect on rights under the Agreements of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any court decision which changes the law relevant to such rights which is rendered after, the date of this opinion or the conduct of the parties following the closing of the contemplated transactions. In addition, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative action, judicial decision or otherwise.

          On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

          1. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of California and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect), and has the corporate power and authority to own or lease its property and to conduct the business in which it is engaged as described in the Final Memorandum. Three A's is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect), and has the corporate power and authority to own or lease its property and to conduct the business in which it is engaged as described in the Final Memorandum.

          2. The Company has the requisite corporate power to enter into and perform its obligations under the Agreements, including, without limitation, the corporate power to issue, sell and deliver the Securities as contemplated by the Purchase Agreement.

          3. All corporate and other actions of the Company and Parent necessary to effect the Reorganization have been taken by the Company and Parent and each of the agreements, documents, instruments and certificates of the Company and Parent (collectively, the "Reorganization Documents") that is required to consummate the Reorganization has been duly executed and delivered by the Company or Parent, as applicable, and constitute the valid and binding obligations of the Company or Parent, as applicable, enforceable in accordance with their terms.

          4. The Purchase Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms. The statements in the Final Memorandum under the caption "Plan of Distribution," insofar as such statements purport to summarize the terms of the Purchase Agreement, fairly summarize, in all material respects, the terms of the Purchase Agreement.

          5. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accor-dance with its terms. The statements in the Final Memorandum under the caption "Description of Notes," insofar as such statements purport to summarize the terms of the Indenture, fairly summarize, in all material respects, the terms of the Indenture.

          6. The Securities have been duly authorized for issuance and sale to the Initial Purchasers by the Company and, when duly issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Indenture and the Purchase Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture. The statements in the Final Memorandum under the caption "Description of Notes," insofar as such statements purport to summarize the terms of the Securities, fairly summarize, in all material respects, the terms of the Securities.

          7. The Exchange Securities have been duly authorized for issuance and sale to the Initial Purchasers by the Company and, when duly issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

          8. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms. The statements in the Final Memorandum under the caption "Exchange and Registration Rights Agreement," insofar as such statements purport to summarize the terms of the Registration Rights Agreement, fairly summarize, in all material respects, the terms of the Registration Rights Agreement.

          9. The Execution and delivery by the Company of, and the performance by the Company of its respective obligations under, the Agreements, the issuance and sale of the Securities by the Company and the consummation by the Company of the transactions contemplated by the Agreements will not
     (i) conflict with the Articles of Incorporation or Bylaws of the Company or
     (ii) except as set forth in the Final Memorandum, result in a material breach or violation of any of the terms or provisions of, or constitute a material default under any Reviewed Agreement, or (iii) except in the limited circumstances described in paragraph L above as to which we express no opinion, result in any material violation of any provision of applicable United States federal or California state law, or any judgment, order or decree known to us of any United States federal or California state court or governmental agency or body having jurisdiction over the Company or by which the Company or its properties or assets is bound, and, except for such consents, approvals, authorizations, other orders, filings, or qualifications or registrations as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or as set forth in the Registration Rights Agreement, as to which we express no opinion, no consent, approval, authorization, order, filing, qualification or registration with any United States federal or California state court or governmental body or agency is required for the performance by the Company of its obligations under the Agreements and the issuance and sale of the Securities by the Company.

          10. To our knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any of the property or assets of the Company are subject which (i) would be required under the Securities Act to be described in a registration statement or a prospectus delivered at the time of the confirmation of the sale of an offering of securities registered under the Securities Act that are not described in the Final Memorandum, or (ii) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to our knowledge, no such proceedings are overtly threatened in writing.

          11. The Company is not subject to registration and regulation as an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          12. Neither the issuance and sale of the Securities nor the application of the net proceeds thereof as set forth in the Final Memorandum will violate the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          13. Assuming, without independent investigation, (a) that the Securities are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of, and in the manner contemplated by, the Purchase Agreement and the Final Memorandum, (b) the accuracy of the representations and warranties of the Company set forth in the Purchase Agreement and in certain certificates, (c) the accuracy of the Initial Purchasers' representations and warranties set forth in the Purchase Agreement, (d) the due performance by the Company and the Initial Purchasers of their respective covenants and agreements set forth in the Purchase Agreement, (e) the Initial Purchasers' compliance with the Offering and the transfer procedures and restrictions described in the Final Memorandum, (f) the accuracy of any representations and warranties made in accordance with the Purchase Agreement and the Final Memorandum by each purchaser (each, a "Subsequent Purchaser") to whom the Initial Purchasers initially resell Securities and (g) that each Subsequent Purchaser to whom the Initial Purchasers initially resell Securities receives a copy of the Final Memorandum if requested by such Subsequent Purchaser prior to such sale, THEN the offer, issuance, sale and delivery of the Securities to the Initial Purchasers, and the initial reoffer, resale and delivery of the Securities by the Initial Purchasers to the Subsequent Purchasers, in accordance with the terms of, and in the manner contemplated by, the Pur-chaser Agreement and the Final Memorandum, do not require registration under the Securities Act, or qualification of the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of Securities or any resale of Securities by any person other than the Initial Purchasers.

          14. All of the outstanding member interests of Three A's have been duly and validly authorized and issued and are owned by the Company, free of any adverse claim.

                           --------------------------

          In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, and representatives of the Initial Purchasers and their counsel at which the contents of the Final Memorandum were discussed; but we cannot, of course, make any representation to you as to the accuracy or completeness of statements contained in the Final Memorandum. Nothing, however, has come to our attention that leads us to believe that the Final Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, notes thereto and schedules or other financial or statistical data included in the Final Memorandum).

                                      EXHIBIT A


                                 Reviewed Agreements

                                                                         ANNEX C

          We are attorneys in Japan of Tower Records Kabushiki Kaisha ("TRKK"). This opinion is rendered in connection with certain Purchase Agreement dated
April   , 1998 among MTS Incorporated (the "Company") and you pursuant to which
you are purchasing from the Company on the date hereof the Company's    % Senior
Subordinated Notes due 2005.  This opinion is furnished to you pursuant to
Section 5(d) of the Purchase Agreement. Capitalized terms used herein shall have the meaning given to them in the Purchase Agreement unless otherwise defined herein.

          1. TRKK is a corporation duly organized and existing under the laws of Japan and has the corporate power and authority to own its property and to conduct the business in which it is engaged.

          2. All of the outstanding shares of capital stock of TRKK have been duly and validly authorized and issued and are owned by the Company, free of any other claim of any third party other than the lien securing the New Credit Facility.


                                         C-1